Exhibit 4.1

EXECUTION VERSION

DEAN FOODS COMPANY,

Issuer,

THE GUARANTORS LISTED ON SCHEDULE I HERETO,

Guarantors

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

INDENTURE

Dated as of February 25, 2015

6.500% Senior Notes due 2023

INDENTURE, dated as of February 25, 2015, between DEAN FOODS COMPANY, a Delaware corporation (the “Company”), each GUARANTOR from time to time party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has determined to make and issue and has duly authorized the creation of an issue of $700,000,000 aggregate principal amount of 6.500% Senior Notes due 2023 (the “Notes”), as herein provided;

WHEREAS, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture;

WHEREAS, all things necessary (i) to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and (ii) to make this Indenture a valid and legally binding agreement of the Company, all in accordance with its respective terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed by each of the parties hereto, for the equal and proportionate benefit of all Holders, as follows.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Notes” means additional Notes (other than the Initial Notes), if any, issued under this Indenture in accordance with Section 3.01 hereof, as part of the same series as the Initial Notes.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries.

“Agent” means any Registrar, co-Registrar, Paying Agent or authenticating agent.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such payment, tender, redemption, transfer or exchange.

“Attributable Debt” means, as of any date upon which a determination of the amount thereof shall be computed, as of any particular time, the present value, calculated using a rate of interest implicit in such transaction determined in accordance with GAAP, of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Authorized Newspaper” means a newspaper published in an official language of the country of publication of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Board of Directors” means the Board of Directors of the Company or any of the Guarantors, as the case may be, or any duly authorized committee of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, or the applicable Guarantor, as the case may be, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York or the jurisdiction of the place of payment are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all common stock and preferred stock, but excluding any debt securities convertible into capital stock.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing, but excluding any employee or director benefit plan or stock plan of the Company or a Subsidiary or any trustee or fiduciary with respect to any such plan when acting in that capacity or any trust related to any such plan), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(b) the sale, transfer, assignment, lease, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), directly or indirectly, of all or substantially all the Property of the Company and its Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to the Company or a Wholly Owned Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(i) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving Person, and

(ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors of the Company then in office; or

(d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning specified in Section 4.07(a).

“Change of Control Purchase Price” has the meaning specified in Section 4.07(a).

“Change of Control Purchase Date” has the meaning specified in Section 4.07(b).

“Clearstream” means Clearstream Banking, Société Anonyme, and any successor thereto.

“Code” has the meaning specified in Section 13.17.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five and thereafter means such successor.

“Company Order” means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its Chief Executive Officer, its President, a Vice President or its Chief Financial Officer and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an

Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities, excluding the current portion of any Funded Debt and any other current liabilities constituting Funded Debt by reason of being extendable or renewable, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles, all as set forth on the books and records of the Company and its Consolidated Subsidiaries and computed in accordance with GAAP.

“Consolidated Subsidiary” means a Subsidiary of the Company, the accounts of which are consolidated with those of the Company in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall administer this Indenture, which office is, at the date of this Indenture, located at 601 Travis Street, 17th Floor, Houston, Texas 77002, Attention: Corporate Trust Administration.

“Custodian” means the Paying Agent and the Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means an event the occurrence of which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.06(c) or (e), substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms is (1) required to be redeemed prior to the date that is 91 days after the date on which the notes mature, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the date on which the notes mature or (3) convertible into or exchangeable for (a) Capital Stock referred to in clause (1) or (2) above or (b) indebtedness having a scheduled maturity prior to the date that is 91 days after the date on which the notes mature; provided that, only the portion of such Capital Stock which is so required to be redeemed, redeemable or convertible or exchangeable prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the date that is 91 days after the date on which the notes mature shall not constitute Disqualified Stock if such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to the “Repurchase at the Option of Holders Upon a Change of Control” covenant; provided further that, any class or series of Capital Stock of such Person that, by its terms or otherwise, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of any Capital Stock that is not Disqualified Stock, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by delivery of such Capital Stock.

“DTC” has the meaning specified in Section 3.04.

“Equity Offering” means (i) a public or private sale of Capital Stock (other than Disqualified Stock) of the Company or (ii) a public or private sale of Capital Stock (other than Disqualified Stock) of a direct or indirect parent entity of the Company (to the extent the net proceeds therefrom are contributed to the common equity capital of the Company), in each case, other than to a Subsidiary of the Company or pursuant to a registration statement on Form S-8 (or any successor form) under the Securities Act or any similar offering in any other jurisdiction or otherwise issuable under any employee benefit plan of the Company or such parent entity of the Company, as the case may be.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means all indebtedness for the repayment of money borrowed, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, having a final maturity of more than 12 months after the date of its creation or having a final maturity of less than 12 months after the date of its creation but by its terms being renewable or extendable beyond 12 months after such date at the option of the borrower. For the purpose of determining “Funded Debt” of any Person, there shall be excluded any particular indebtedness if, on or prior to the final maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds for the payment, redemption or satisfaction of such indebtedness.

“GAAP” means accounting principles generally accepted in the United States which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 3.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with the applicable provisions of this Indenture.

“Government Obligations” means, with respect to the Notes, securities that are (i) direct obligations of the government which issued the currency in which the Notes are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the Notes are denominated the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the Company thereof at any time prior to the Maturity Date of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantors” means each Subsidiary of the Company listed on Schedule I hereto and any other Subsidiary of the Company that executes a supplemental indenture to this Indenture and Subsidiary Guarantee pursuant to Section 12.03, in each case, until such Person is released from its Subsidiary Guarantee in accordance with the terms of this Indenture.

“Holder” means the registered holder of any Note.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“IAI Note Legend” means the legend set forth in Section 3.06(f)(iii) to be placed on all Definitive Notes issued under this Indenture to an Institutional Accredited Investor.

“Indebtedness” means any indebtedness for money borrowed which, in accordance with GAAP, would be reflected on the balance sheet of the Company or a Consolidated Subsidiary as a liability on the date as of which such indebtedness for money borrowed is determined.

“Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time pursuant to the applicable terms of this Indenture.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $700.0 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Smith Incorporated, J.P. Morgan Securities LLC, Rabo Securities USA, Inc., SunTrust Robinson Humphrey, Inc., Credit Agricole Securities (USA) Inc., and PNC Capital Markets LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Issue Date” means the date on which Notes are first issued under this Indenture.

“Lien” means, with respect to any asset or property, a mortgage, pledge, security interest or other lien or encumbrance in respect of such asset or property.

“Maturity Date,” when used with respect to any Note, means the date on which the principal of such Note, or an installment of principal, becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Register” has the meaning specified in Section 3.04.

“Notes” has the meaning assigned to it in the recitals to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Officer” means, with respect to the Company or any of the Guarantors, as the case may be, (i) the Chairman of the Board of Directors, a Vice Chairman, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

“Officers’ Certificate” means a certificate signed on behalf of the Company or any of the Guarantors, as the case may be, by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof or two officers listed in clause (i) of the definition thereof.

“Opinion of Counsel” means a written opinion which is reasonably acceptable to the Trustee signed by legal counsel, who may be an employee of or internal or external counsel to the Company, that meets the requirements of Section 13.03.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning specified in Section 3.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term “Paying Agent” includes any additional Paying Agent.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“principal,” whenever used with reference to any Note or any portion thereof, shall be deemed to include “and premium, if any.”

“Principal Property” means, as of any date, any building, structure or other facility, together with the land upon which it is erected and any fixtures which are a part of the building, structure or other facility, used primarily for manufacturing, processing or production, in each case located in the United States and owned or leased or to be owned or leased by the Company or any Consolidated Subsidiary, and in each case the net book value of which as of such date exceeds 2% of the Consolidated Net Tangible Assets of the Company as shown on the consolidated balance sheet contained in the latest filing of the Company with the Commission, other than any such land, building, structure or other facility or portion thereof which is a pollution control facility, or which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Consolidated Subsidiaries, considered as one enterprise.

“Private Placement Legend” means the legend set forth in Section 3.06(f)(i) to be placed on all Notes issued under this Indenture, except where specifically stated otherwise by the provisions of this Indenture.

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” for the interest payable on any applicable Interest Payment Date means the March 1 or September 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed by the Company for such redemption pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

“Registrar” has the meaning specified in Section 3.04.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” has the meaning specified in Section 4.04.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Agreement” means the Credit Agreement dated as of July 2, 2013, among inter alia, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, including any notes, guarantees, collateral and note documents (including mortgages, pledge agreements and other note arrangements), instruments and agreements (including “Loan Documents” (as therein defined)) executed in connection therewith, and in each case as amended, restated, modified, supplemented, replaced or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring all or any portion of the Indebtedness under such agreement (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder and granting liens, mortgages, security interests and encumbrances in additional property to secure any such Indebtedness or obligations), and any successor or replacement agreement or agreements with the same or any other borrowers, agents, creditors, lenders or group of creditors or lenders.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal amount thereof or such installment of principal or interest thereon is due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation of which at least a majority in interest of the outstanding capital stock having by the terms thereof voting power under ordinary circumstances to elect directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such Person, or by one or more other corporations a majority in interest of such stock of which is similarly owned or controlled by such Person or one or more other corporations a majority in interest of such stock of which is similarly owned or controlled, or (ii) any other Person (other than a corporation) in which such Person, directly or indirectly, at the date of determination thereof, has at least a majority equity ownership interest.

“Subsidiary Guarantee” means a guarantee by each Guarantor of the Company’s obligations under this Indenture and pursuant to the Notes, which guarantee is set forth in Section 12.01.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date this Indenture was executed.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) (“Statistical Release”) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2018; provided, however, that if the period from the Redemption Date to March 15, 2018 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to March 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company shall (a) calculate the Treasury Rate as of the second Business Day preceding the applicable Redemption Date and (b) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“United States Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required by the terms of this Indenture to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required by the terms of this Indenture to bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Subsidiary all of the outstanding voting securities of which (other than directors’ qualifying shares or shares required by applicable law or regulation to be held by a Person other than the Company or another Subsidiary of the Company) shall at the time be owned or controlled, directly or indirectly, by the Company or one or more Wholly Owned Subsidiaries, or by the Company and one or more Wholly Owned Subsidiaries, or any similar business organization which is so owned or controlled.

SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and words in the plural include the singular;

(v) “will” shall be interpreted to express a command;

(vi) provisions apply to successive events and transactions;

(vii) references to sections, or rules under, the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(viii) unless the context otherwise requires, and reference to an “Article,” “Section,” or “clause” refers to an Article, Section, or clause, as the case may be, of this Indenture;

(ix) the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(x) “including” means “including without limitation.”

ARTICLE TWO

GENERAL

SECTION 2.01. General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication.

SECTION 2.02. Global Notes.

(a) Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.06 hereof.

(b) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

SECTION 2.03. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

ARTICLE THREE

THE NOTES

SECTION 3.01. Terms. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Additional Notes ranking pari passu with the Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the Initial Notes. The Initial Notes and any Additional Notes shall be substantially identical other than the issuance dates, offering price, transfer restrictions and, if applicable, the date from which interest shall accrue. Except as described under Article 9, the Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

SECTION 3.02. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 in principal amount and any integral multiple of $1,000 in excess thereof, and shall be payable in U.S. dollars.

SECTION 3.03. Execution, Authentication, Dating and Delivery. The Notes shall be executed by at least one Officer of the Company. The signature of the Officer(s) on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the Company shall deliver the Initial Notes executed by the Company to the Trustee for authentication, together with a Company Order, and the Trustee or an authenticating agent shall authenticate and deliver the Initial Notes.

The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 3.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrars, the “Registrar”) and an office or agency where Notes may be presented for payment (including any additional paying agents, the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-Registrars and one or more additional Paying Agents.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company may change any Registrar or Paying Agent without notice to any Holder. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar or Paying Agent, as the case may be, the Trustee shall act as such Registrar or Paying Agent, as applicable. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company or any Affiliate of any of them may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and Custodian with respect to the Global Notes.

SECTION 3.05. Paying Agent to Hold Money in Trust. Not later than 12:00 p.m. (New York City time) on each due date of any principal of or interest on the Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

SECTION 3.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 3.06, a Global Note may be transferred, in whole and not in part, only by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and the Company fails to appoint a successor Depositary within 90 days of such notice from the Depositary or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes and the Registrar has received a written request from a beneficial owner delivered through DTC. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.07 and 3.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.06, Section 3.07 or Section 3.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 3.06(c) or (e). A Global Note may not be exchanged for another Note other than as provided in this Section 3.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 3.06(b) and (c).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either:

(A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in the immediately preceding clause (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.06(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.06(b)(ii) and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if:

(A) the exchange or transfer complies with the requirements of Section 3.06(b)(ii); and

(B) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, an opinion of counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 3.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 3.03, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 3.06(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clauses (i) or (ii) of Section 3.06(a) and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.06(g), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note:

(A) only upon the occurrence of any of the events in clauses (i) or (ii) of Section 3.06(a); and

(B) if the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clauses (i) or (ii) of Section 3.06(a) and satisfaction of the conditions set forth in Section 3.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.06(g), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.06(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, in the case of clause (C) above, the appropriate Regulation S Global Note, and in all other cases, the appropriate IAI Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 3.03, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.06(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and opinions of counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF

REGULATION S AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 3.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE

FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) IAI Note Legend. Each Note held by an Institutional Accredited Investor shall bear a legend in substantially the following form:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.10. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction. If the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 3.03 or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.09, 4.07, 9.05, and 11.06).

(iii) Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Company nor the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 11.03 and ending at the close of business on the day of such selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.03.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 3.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission.

(ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x) Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

SECTION 3.07. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section 3.07 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of the requesting Person to protect such Person or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

SECTION 3.08. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, those as to which defeasance has been effected pursuant to Section 8.02 and those described in this Section 3.08 as not outstanding.

If a Note is replaced pursuant to Section 3.07, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent (other than the Company or an Affiliate of the Company) holds, on the applicable Redemption Date or Maturity Date, money sufficient to pay Notes payable on such date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

SECTION 3.09. Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer(s) executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will prepare definitive Notes without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 3.10. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure and applicable law. The Trustee upon request shall acknowledge in writing the cancelation and disposal of all cancelled Notes.

SECTION 3.11. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 3.12. CUSIP and ISIN Numbers. The Company in issuing the Notes may use either or both “CUSIP” or “ISIN” numbers (if then generally in use), and the Company and the Trustee shall use “CUSIP” or “ISIN” numbers, as the case may be, in notices of exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall as promptly as practicable notify the Trustee of any change in “CUSIP” or “ISIN” numbers for the Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes. The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 3.05. Upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

SECTION 4.02. Maintenance of Office or Agency. So long as the Notes remain outstanding, the Company will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.01.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 3.04.

SECTION 4.03. Limitation Upon Liens. So long as any Notes remain outstanding, the Company will not itself, and will not permit any Consolidated Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a Lien upon or with respect to any Principal Property, or on any shares of capital stock of any Consolidated Subsidiary that owns a Principal Property (unless all obligations and indebtedness thereby secured are held by, and the related Lien is granted to, the Company or a Consolidated Subsidiary) without effectively providing that the Notes shall be secured by such Lien equally and ratably with (or prior to) any and all other obligations and indebtedness secured by such Lien, unless, after giving effect thereto, the aggregate principal amount of all such Indebtedness secured by such a Lien of the Company or a Consolidated Subsidiary then outstanding, together with all Attributable Debt of the Company and its Consolidated Subsidiaries in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by Section 4.04) then outstanding would not exceed an amount equal to 15% of Consolidated Net Tangible Assets; provided, however, that nothing contained in this Section 4.03 shall prevent, restrict or apply to, and there shall be excluded in any computation of secured Indebtedness under this Section 4.03, the following:

(a) Liens existing as of the date of the issuance of Notes on any property or assets owned or leased by the Company or any Consolidated Subsidiary;

(b) Liens on property or assets of, or on any shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event;

(c) Liens (i) on any property or assets or shares of stock existing at the time of acquisition thereof (including acquisition through merger or consolidation) and not created in contemplation of such event or to secure the payment of all or any part of the purchase price or construction cost thereof, or (ii) to secure any Indebtedness incurred prior to, at the time of or within 180 days after the later of acquisition of such property or assets or shares of stock or Indebtedness or the completion of any such construction and the commencement of operation of such property, for the purpose of financing all or any part of the purchase price or construction cost thereof;

(d) Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Indebtedness incurred prior to, at the time of or within 180 days after the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost;

(e) Liens in favor of, or which secure Indebtedness owing to, the Company or a Consolidated Subsidiary;

(f) Liens arising from the assignment of moneys due and to become due under contracts between the Company or any Consolidated Subsidiary and the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute, or pursuant to the provisions of any contract not directly or indirectly in connection with securing Indebtedness;

(g) any deposit or pledge as security for the performance of any bid, tender, contract, lease or undertaking not made directly or indirectly in connection with the securing of Indebtedness; any deposit or pledge with any governmental agency required or permitted to qualify the Company or any Consolidated Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to worker’s compensation, unemployment insurance, pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; mechanics’, worker’s, repairmen’s, materialmen’s, warehousemen’s and other like liens imposed by law and securing obligations that are not yet overdue by more than 30 days or are being contested in good faith, and deposits or pledges to obtain releases thereof; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; liens for taxes that are not yet delinquent or being contested in good faith; any deposit or pledge in connection with appeal or surety bonds; or other deposits or pledges similar to those referred to in this subparagraph (g);

(h) judgment Liens in respect of judgments that do not constitute an event of default; and Liens arising by reason of any attachment, judgment, decree or order of any court or other governmental authority, so long as any appropriate legal proceedings which may have been initiated for review of such attachment, judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired;

(i) Liens created after the date of this Indenture on property leased to or purchased by the Company or any Consolidated Subsidiary after that date and securing, directly or indirectly, obligations issued by a State, a Territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such property;

(j) easements, zoning restrictions, licenses, title restrictions, rights-of-way and similar encumbrances on real property imposed by law or incurred or granted by the Company or any Consolidated Subsidiary in the ordinary course of business that do not secure any material monetary obligations and do not materially interfere with the ordinary conduct of business of the Company and its Consolidated Subsidiaries, taken as a whole;

(k) Liens upon real or personal property leased after the date of this Indenture in the ordinary course of business by the Company or any Consolidated Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of the Company or those of any Consolidated Subsidiaries under or in respect of such lease and extending to or covering only the property subject to such lease and improvements thereon;

(l) minor imperfections in title that do not materially interfere with the ordinary conduct of business of the Company and its Consolidated Subsidiaries, taken as a whole;

(m) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in subparagraphs (a) through (l) above or the Indebtedness secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or shares of stock that secured the Lien extended, renewed, substituted or replaced (plus improvements, accessions, after-acquired property, proceeds or dividends or distributions in respect thereof and any other property or assets not then constituting a Principal Property) and (2) to the extent, if any, that the Indebtedness secured by such Lien at such time is increased, the amount of such increase shall not be excluded from Indebtedness under any computation under this Section 4.03; and

(n) Liens securing Indebtedness or any other obligations under the Senior Credit Agreement.

Debt created by the Company or any Consolidated Subsidiary shall not be cumulated with a guarantee of the same Indebtedness by the Company or any other Consolidated Subsidiary for the same financial obligation.

SECTION 4.04. Limitation on Sale and Leaseback Transactions. So long as any Notes remain outstanding, the Company will not itself, and will not permit any Consolidated Subsidiary to, enter into any arrangement after the date of this Indenture with any Person (not including the Company or any Consolidated Subsidiary) which provides for the leasing by the Company or any such Consolidated Subsidiary of any Principal Property which was or is owned by the Company or such Consolidated Subsidiary (except for temporary leases of not more than three years), which property has been or is to be sold or transferred to such Person more than 120 days after the later of (i) the date on which such Principal Property has been acquired by the Company or such Consolidated Subsidiary and (ii) the date of completion of construction and commencement of full operation thereof by the Company or any Consolidated Subsidiary (herein referred to as a “Sale and Leaseback Transaction”) unless (a) the net proceeds to the Company or such Consolidated Subsidiary from such sale or transfer equal or exceed the fair value (as determined by the Board of Directors of the Company) of the Principal Property so leased, (b) the Company or such Consolidated Subsidiary could incur Indebtedness secured by a Lien on the Principal Property to be leased pursuant to Section 4.03 in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes or (c) the Company, within 120 days after the effective date of any such Sale and Leaseback Transaction, applies an amount equal to the fair value (as determined by the Board of Directors of the Company) of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by the Company) to (x) the prepayment or retirement of Funded Debt (including securities constituting Funded Debt) of the Company or (y) the acquisition of additional real property for the Company or any Consolidated Subsidiary. A Sale and Leaseback Transaction shall not include any such arrangement for financing air, water or noise pollution control facilities or sewage or solid waste disposal facilities or involving industrial development bonds which are tax-exempt pursuant to Section 103 of the United States Internal Revenue Code, as amended (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof).

SECTION 4.05. Compliance Certificates. The Company shall deliver to the Trustee on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate (which need not comply with Section 13.02 or 13.03) signed by the Company’s chief financial officer, principal executive officer, principal accounting officer, senior vice president of finance or treasurer stating whether or not the signers have knowledge of any Default or Event of Default. If the Officer of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and the nature and status thereof. The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 4.06. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 4.03 or Section 4.04 with respect to the Notes if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding Notes shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition, except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 4.07. Repurchase at the Option of Holders Upon a Change of Control.

(a) Except pursuant to Section 4.07(c), if a Change of Control occurs, each Holder of the Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, to, but excluding, the repurchase date specified by the Company in the notice referred to below (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b) Except pursuant to Section 4.07(c) or (d), within 30 days following any Change of Control, the Company shall send a notice to each Holder of the Notes, by first-class mail at such Holder’s address appearing in the Note Register, or, in the case of Notes held in book-entry form, by electronic transmission in accordance with the applicable procedures of the Depositary, with a copy to the Trustee, stating:

(i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.07 and that all Notes timely tendered will be accepted for payment;

(ii) the Change of Control Purchase Price and the repurchase date (the “Change of Control Purchase Date”), which will be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed;

(iii) the circumstances and relevant facts regarding the Change of Control; and

(iv) the procedures, determined by the Company consistent with this Indenture, that Holders of the Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of the Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c) The Company will not be required to make a Change of Control Offer following a Change of Control if:

(i) A third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or

(ii) notice of redemption in respect of all of the outstanding Notes has been given pursuant to Section 11.03.

(d) A Change of Control Offer may be made in advance of, or conditioned upon, a Change of Control if a definitive agreement is in place.

(e) On the Change of Control Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof properly tendered pursuant to the applicable Change of Control Offer; (ii) deposit with the Paying Agent the Change of Control

Purchase Price in respect of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly disburse to the holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate upon receipt of a Company Order and send (or cause to be transferred by book entry) to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of clause (c) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under this covenant by virtue of this compliance.

(h) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a Redemption Price in cash equal to the applicable Change of Control payment plus, to the extent not included in the Change of Control payment, accrued and unpaid interest to the Redemption Date.

SECTION 4.08. Reports to Holders.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, if not filed electronically with the Commission through EDGAR (or any successor system), the Company will provide to the Trustee and the Holders of the Notes, within 15 days of the time periods specified in the Commission’s rule and regulations with respect to a non-accelerated filer:

(i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and

(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. The requirement for the Company to provide information may be satisfied by posting such reports, documents and information on its website within the time periods specified herein.

(b) To the extent any information is not provided within the time periods specified in Section 4.08(a) and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any default or event of default with respect thereto shall be deemed to have been cured.

(c) In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, if at any time the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, they will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of any reports, information and documents to the Trustee pursuant to this Section 4.08 is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants pursuant to this Article Four (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, Etc. So long as any Notes remain outstanding, the Company shall not consolidate with or merge with or into any other Person or sell, transfer, convey, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, in a single transaction or in a series of related transactions, unless:

(a) either (i) the Company shall be the continuing or surviving Person or (ii) the successor Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, transfer, conveyance, lease or otherwise, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, (A) is an entity organized under the laws of the United States of America, any State thereof or the District of Columbia and (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all of the Notes outstanding and the punctual performance and observance of every covenant and condition of this Indenture on the part of the Company to be performed or observed; and

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; provided, however, that this requirement shall not apply to any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or any sale, transfer, conveyance or lease of the property of a Guarantor to the Company or another Guarantor.

SECTION 5.02. Successor Substituted. Upon any such consolidation or merger, or any such sale, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of or interest on the Notes in the case of a lease of all or substantially all of its assets.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default. “Event of Default” with respect to the Notes, wherever used herein, means any one of the following events which shall have occurred and be continuing:

(a) default in the payment of any installment of interest upon any Note as and when it becomes due and payable, and continuance of such default for a period of 30 days;

(b) default in the payment of all or any part of the principal of any Note as and when it becomes due and payable either at Stated Maturity, upon any redemption, by declaration or otherwise;

(c) default in the performance, or breach, of any covenant or warranty of the Company contained in the Notes or in this Indenture (other than a covenant or warranty a default in the performance or breach of which is elsewhere in this Section 6.01 specifically dealt with or which has been expressly included in this Indenture solely for the benefit of the Notes), and continuance of such default or breach for a period of 90 days after the date on which written notice specifying such default or breach and requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes;

(d) the failure by the Company to make any payment, on or before the end of the applicable grace period, after the maturity of any Indebtedness of the Company (including guaranteed Indebtedness but excluding any Indebtedness that is subordinated in right of payment to the Notes) with an aggregate principal amount then outstanding in excess of $250 million or the acceleration of Indebtedness of the Company (including guaranteed Indebtedness but excluding any Indebtedness that is subordinated in right of payment to the Notes) with an aggregate principal amount then outstanding in excess of $250 million as a result of a default with respect to such Indebtedness, and such Indebtedness, in either case, is not discharged or such acceleration shall not have been cured, waived, rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such failure to pay or acceleration and requiring the Company to cause such acceleration to be cured, waived, rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder;

(e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or for all or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(f) the Subsidiary Guarantee by any of the Guarantors ceases to be, or is asserted in writing by the Company or such Guarantor not to be, in full force and effect or enforceable in accordance with its terms (except as contemplated or permitted by the terms of the Subsidiary Guarantee or this Indenture);

(g) the commencement by the Company or any Guarantor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency reorganization or other similar law, or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any such law, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or for all or any substantial part of its property, or the making by it of a general assignment for the benefit of creditors; or

(h) any other Event of Default provided with respect to the Notes.

SECTION 6.02. Acceleration. If an Event of Default occurs and is continuing, then, unless the principal of all of the outstanding Notes shall have already become due and payable, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the entire principal of and accrued and unpaid interest on all of the outstanding Notes to be immediately due and payable, any provision of this Indenture or the Notes to the contrary notwithstanding. Upon a declaration of acceleration, such principal and accrued and unpaid interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (c) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (c) of Section 6.01 shall be remedied or cured by the Company or waived by the Holders within 60 days after the declaration of acceleration with respect thereto.

At any time after such declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, and (iii) the principal of any and all of the outstanding Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Notes, (b) all existing Events of Default, other than the non-payment of the principal of and accrued and unpaid interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.08 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes may waive any past or existing Default or Event of Default with respect to the Notes and its consequences, except an uncured Default in the payment of principal of or interest on any Note as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority. The Holders of at least a majority in principal amount of the outstanding Notes affected may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Trustee; provided that the Trustee may refuse to follow any direction if the

Trustee, being advised by counsel, determines that the actions or proceedings so directed may not lawfully be taken or if the Trustee in good faith by a trust committee of directors or trustees and/or Responsible Officers shall determine that the actions or proceedings so directed would involve the Trustee in personal liability; and provided, further, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

SECTION 6.06. Payment of Notes on Default. The Company covenants that if an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing with respect to the Notes, then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders, the whole amount of principal and accrued interest that then shall have become due and payable on all of the Notes, together with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest, if any, at the same rate as the rate of interest specified in the Notes; and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee, except as determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Company shall promptly notify the Trustee of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall transmit to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 6.07. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Holder has previously given the Trustee written notice of a continuing Event of Default with respect to the Notes;

(b) the Holders of at least 25% in principal amount of the outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

(c) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) during such 60-day period, the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.08. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or interest on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in such Note, shall not be impaired or affected without the consent of such Holder.

SECTION 6.09. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing with respect to the Notes, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct.

SECTION 6.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders of Notes allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, Notes or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder of Notes, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.11. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

First: To the payment of all costs and expenses applicable to such collection, reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct;

Second: To Holders for amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, with interest upon the overdue installments of interest, to the extent lawful, at the same rate as the rate of interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

Third: To the Company or as a court of competent jurisdiction shall direct in a final, non-appealable order.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.13. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, each of the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, each of the Guarantors, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.14. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.15. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of Notes to exercise any right or remedy accruing upon any Event of Default occurring and continuing with respect to the Notes shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, or at the request of any Holders pursuant to the provisions of the Indenture, including, without limitation, Section 6.05, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

SECTION 7.02. Certain Rights of Trustee.

(a) the Trustee may, in the absence of bad faith, conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person;

(b) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Sections 14.02 and 14.03. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(e) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or willful misconduct;

(f) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(h) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Notes unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Custodian and each Agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and

(l) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(m) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05;

(n) the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law; and

(o) unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by one Officer of the Company.

SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign in accordance with the terms of Section 7.08. The Trustee is also subject to Section 7.10.

SECTION 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company’s use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in any Note other than its certificate of authentication.

SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing with respect to the Notes and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall notify each Holder of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the Notes.

SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with the May 15 following the date of the issuance of the Notes, the Trustee shall deliver to each Holder as provided in TIA Section 313(c) a brief report, if and as required by TIA Section 313(a), dated as of such May 15.

A copy of each report at the time of its transmittal to the Holders shall be sent to the Company and, if required by applicable law, filed by the Company with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company and the Guarantors, jointly and severally, shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without negligence or willful misconduct on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company and each Guarantor, jointly and severally, shall indemnify the Trustee and any predecessor trustee for, and hold it harmless against, any and all loss, claim, damage or liability or expense incurred by it without negligence or willful misconduct on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer receives written notice for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of and interest on particular Notes.

If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (e) or (g) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation and removal of the Trustee.

SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may at any time remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall upon payment of its charges transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Notes. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Seven.

If the Trustee is no longer eligible under Section 7.10, any Holder of Notes who has been a Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section 7.08.

The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition that is subject to the requirements of applicable federal or state supervising or examining authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in this Article Seven.

SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight.

ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE AND DEFEASANCE

SECTION 8.01. Satisfaction and Discharge of Notes; Discharge of Indenture.

(a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder when:

(i) all outstanding Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or Notes have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(ii) all of the Notes not theretofore delivered to the Trustee for cancellation mature within one year, or the Notes have become due and payable by reason of the mailing of a notice of redemption or otherwise, and (A) the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, funds (including money, Government Obligations or any combination thereof) in amounts as will be sufficient in the good faith opinion of the Company without consideration of any reinvestment of any interest thereon, to pay and discharge the entire indebtedness on such Notes not already delivered to the Trustee for cancellation, for principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be, (B) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (C) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (D) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the outstanding Notes and this Indenture have been complied with.

With respect to the foregoing clause (i), the Company’s obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company’s obligations in Sections 2.02, 3.03, 3.04, 3.06, 3.07, 3.13, 4.01, 4.02, 7.08, 7.09, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. After any such irrevocable deposit, this Indenture shall cease to be of any further effect (except as otherwise expressly provided herein) and the Trustee upon request shall acknowledge in writing the satisfaction and discharge of the Company’s obligations under the Notes and this Indenture with respect to the Notes except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance. Except as otherwise provided for in the Notes, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 91st day after the date of the deposit referred to in clause (a) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

(a) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another Trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders of Notes, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of such Holders as Note for payment of the principal of and interest, if any, on the Notes, and dedicated solely to, the benefit of such Holders, in and to (1) money in an amount, (2) Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to the payment of such principal and interest with respect to the Notes;

(b) the Company has delivered to the Trustee either (x) an Opinion of Counsel to the effect that Holders of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.02 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date of such Notes such that a ruling is no longer required or (y) a ruling received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel;

(c) immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(e) and 6.01(g) are concerned, to the Company’s knowledge, will occur and be continuing at any time during the period ending on the 91st day after such date of such deposit; and

(d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

Notwithstanding the foregoing, prior to the end of the 91-day period referred to in clause (c) of this Section 8.02, none of the Company’s obligations under this Indenture with respect to the Notes shall be discharged. Subsequent to the end of such 91-day period with respect to this Section 8.02, the Company’s obligations in 2.02, 3.03, 3.06, 3.07, 8.04, 8.05 and 8.06 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive such satisfaction and discharge until the Notes are no longer outstanding.

After any such irrevocable deposit, this Indenture shall cease to be of any further effect (except as otherwise expressly provided herein) and the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture with respect to the Notes except for those surviving obligations in the immediately preceding paragraph.

SECTION 8.03. Defeasance of Certain Obligations. Except as otherwise provided for in the Notes, the Company and the Guarantors may omit to comply with any term, provision or condition set forth in Sections 4.03, 4.04, 4.05, 4.07, 4.08, and 5.01 and clause (c) of Section 6.01 and a breach with respect to Sections 4.03, 4.04, 4.05, 4.07, 4.08 and 5.01 and clause (c) of Section 6.01 shall be deemed not to be an Event of Default, in each case with respect to the outstanding Notes, and the Guarantors (including any Subsidiary of the Company who becomes a guarantor under the Senior Credit Agreement subsequent to the date of this Indenture and who otherwise would be required to provide a Subsidiary Guarantee hereunder) shall be deemed to have been discharged from their obligations with respect to all Subsidiary Guarantees if:

(a) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders of Notes, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of such Holders as Note for payment of the principal of and interest, if any, on the Notes, and dedicated solely to, the benefit of such Holders, in and to (A) money in an amount, (B) Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to the payment of such principal and interest with respect to the Notes;

(b) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of such covenants and Events of Default and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(e) and 6.01(g) are concerned, to the Company’s knowledge, will occur and be continuing at any time during the period ending on the 91st day after such date of such deposit;

(d) if the Notes are then listed on a national Notes exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from Government Obligations in accordance with the Notes and this Indenture to the payment of principal of and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.05. Repayment to Company. Subject to Sections 7.08, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers’ Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them with respect to the Notes for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York or mail to each Holder of Notes entitled to such money at such Holder’s address (as set forth in the Note Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders of Notes entitled to such money must look to the Company or the Guarantors, as the case may be, for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders. Notwithstanding Section 9.02, the Company, each of the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

(a) to cure any ambiguity, defect, inconsistency, omission or mistake;

(b) to comply with Article Five;

(c) to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

(d) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(e) to add to the covenants of the Company for the protection of the Holders of Notes, to add any additional Events of Default with respect to the Notes, or to surrender any right or power conferred upon the Company;

(f) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets;

(g) to allow any Guarantor to execute a supplemental indenture in respect of a Subsidiary Guarantee;

(h) to release Guarantors in compliance with Section 12.05;

(i) to secure the Notes, including pursuant to the requirements of Section 4.03;

(j) to conform this text of this Indenture, the Notes or any Subsidiary Guarantee to any provision of the “Description of the Notes and the Subsidiary Guarantees” section of the Company’s Offering Memorandum dated February 20, 2015, relating to the offering of the Initial Notes to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the corresponding provision in such “Description of the Notes and the Subsidiary Guarantees”;

(k) to comply with requirements of any securities depository with respect to the notes;

(l) to establish the terms of Notes as permitted by Section 3.01; or

(m) to make any change that, in the good faith opinion of the Board of Directors of the Company, does not materially and adversely affect the rights of any Holder.

SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and 6.08 and without prior notice to the Holders, the Company, each of the Guarantors and the Trustee may amend or supplement this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (voting as one class), and the Holders of a majority in principal amount of the Notes then outstanding (voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a) extend the Stated Maturity of the principal of, or any installment of principal or interest on, any Note;

(b) reduce the principal amount of or rate of interest on any Note, or any amount payable upon redemption thereof, except as provided in this Indenture or the Notes;

(c) change any place or currency of payment of principal of or interest on any Note;

(d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity on any Note;

(e) reduce the percentage or principal amount of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;

(f) waive an uncured default in the payment of principal of or interest on any Note; or

(g) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

SECTION 9.03. Action by Holders; Record Dates. Whenever in this Indenture it is provided that the Holders of a specified principal amount of the outstanding Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified amount have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing, or (b) the record of the Holders voting in favor thereof at any meeting of the Holders duly called and held in accordance with the provisions of Article Ten, or (c) any combination of such instrument or instruments and any such record of such a meeting of the Holders.

Subject to the provisions of Sections 7.02 and 10.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if the ownership of the Notes shall be proved by (a) the Note Register or by a certificate of the Registrar; or (b) in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the first paragraph of this Section 9.03, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes unless it is of the type described in the second paragraph of Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

SECTION 9.04. Revocation and Effect of Consent. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

SECTION 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Company’s expense, the Trustee may place an appropriate notation on such Note about the changed terms and return it to the Holder, and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments, Etc. The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company, subject to customary exceptions. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE TEN

MEETINGS OF HOLDERS

SECTION 10.01. Purposes of Meetings. A meeting of the Holders of Notes may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive any Default or Event of Default with respect to the Notes hereunder and its consequences, or to take any other action authorized to be taken by the Holders of Notes pursuant to any of the provisions of Article Six;

(b) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

(c) to consent to any amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified principal amount of the outstanding Notes under any other provision of this Indenture or under applicable law.

SECTION 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of the Holders of Notes to take any action specified in Section 10.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Holders of Notes, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given (a) to all Holders of Notes then outstanding, by publication at least twice in an Authorized

Newspaper in the Borough of Manhattan, The City of New York prior to the date fixed for the meeting, the first publication, in each case, to be not less than 20 nor more than 180 days prior to the date fixed for the meeting and the last publication to be not more than five days prior to the date fixed for the meeting and (b) to all Holders of Notes then outstanding who have filed their names and addresses with the Trustee, by mailing such notice to such Holders at such addresses, not less than 20 nor more than 180 days prior to the date fixed for the meeting. Failure of any Holder or Holders to receive such notice or any defect therein shall in no case affect the validity of any action taken at such meeting. Any meeting of the Holders of Notes shall be valid without notice if the Holders of all Notes then outstanding, the Company and the Trustee are present in person or by proxy or shall have waived notice thereof before or after the meeting.

SECTION 10.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Notes then outstanding, as the case may be, shall have requested the Trustee to call a meeting of the Holders to take any action authorized in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Trustee shall not have mailed or published as provided in Section 10.02, the notice of such meeting within 30 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing or publishing notice thereof as provided in Section 10.02.

SECTION 10.04. Qualification for Voting. To be entitled to vote at any meeting of the Holders a Person shall be a Holder of one or more Notes with respect to which such meeting is being held or a Person appointed by an instrument in writing as proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of the Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of the Holders of Notes, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as the Trustee shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Holders of Notes as provided in Section 10.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

Subject to the provisions of Section 9.03, at any meeting of the Holders, each Holder or proxy shall be entitled to one vote for each 1,000 (in the currency or currency unit in which such Notes are denominated) principal amount at maturity of outstanding Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting not to be outstanding. The chairman of the meeting shall have no right to vote except as a Holder or proxy. Any meeting of the Holders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

SECTION 10.06. Voting. The vote upon any resolution submitted to any meeting of the Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of the Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee with respect to which such meeting is being held to be preserved by the Trustee, the latter to have attached hereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 11.01. Election to Redeem; Notice to Trustee. If the Company elects to redeem any of the Notes pursuant to the optional redemption provisions of Section 11.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate setting forth: (i) the clause of this Indenture pursuant to which the redemption shall occur; (ii) the Redemption Date; (iii) the principal amount of Notes to be redeemed; and (iv) the Redemption Price, as calculated by the Company.

SECTION 11.02. Selection of Notes to be Redeemed. If fewer than all of the Notes are to be redeemed at any time, not more than 75 days prior to the Redemption Date, the Notes to be redeemed shall be selected in compliance with the Applicable Procedures if the Notes are held by DTC (or on a pro rata basis by lot or by such method as the Trustee shall deem appropriate, if the Notes are in definitive form); provided that no Note of $2,000 in principal amount or less shall be redeemed in part.

The Trustee or DTC, as applicable, shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $2,000 in principal amount may only be redeemed in whole. DTC may select for redemption portions (equal to $2,000 in principal amount or any integral multiple $1,000 in excess thereof) of Notes that have denominations larger than $2,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

SECTION 11.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company will mail or cause to be mailed, by first class mail, or send or cause to be sent electronically if the Notes are held by DTC, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article Eight hereof.

Each such notice of redemption shall specify:

(i) the Redemption Date;

(ii) the Redemption Price and the amount of accrued interest to be paid;

(iii) if less than all of the outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed;

(iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(v) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(vi) whether the redemption is conditioned on any events and what such conditions are; and

(vii) the CUSIP number, if any, of the Notes to be redeemed.

Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice will state that, in the discretion of the Company, the Redemption Date may be delayed until such time as any or all of such conditions have been satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied by the Redemption Date, or by the Redemption Date so delayed. If one or more conditions specified with respect to a redemption are not satisfied or waived, the Redemption Date shall be deemed not to have occurred for all purposes of this Indenture and the Company shall give notice of such non-occurrence to the Holders of the applicable Notes and to the Trustee.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 11.04. Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 11.03 hereof, Notes called for redemption become due and payable on the Redemption Date at the redemption price, subject to the satisfaction of any condition set forth in the notice of redemption.

SECTION 11.05. Deposit of Redemption Price. By no later than 12:00 p.m. (New York time) on any Redemption Date, the Company shall deposit with the Trustee or with one or more Paying Agents an amount of money sufficient to redeem on such Redemption Date all of the Notes or portions thereof so called for redemption at the applicable Redemption Price, together with accrued interest to such Redemption Date. If the Company is acting as its own Paying Agent, it will segregate such amount and hold it in trust as provided in the last sentence of Section 3.05.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 11.06. Notes Redeemed in Part. Upon surrender of any Note which is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Notes so surrendered.

SECTION 11.07. Optional Redemption.

(a) On and after March 15, 2018, the Company may, at the Company’s option, from time to time, redeem some or all of the Notes, upon notice as described in Section 11.03, at the Redemption Prices (expressed as a percentage of principal amount of the notes) set forth below, plus accrued and unpaid interest, if any, on the Notes, to, but excluding, the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2018	104.875%
2019	103.250%
2020	101.625%
2021 and thereafter	100.000%

(b) At any time prior to March 15, 2018, the Company may, at the Company’s option, on any one or more occasions, upon notice as described in Section 11.03, redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings at a Redemption Price of 106.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 60% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after each such redemption; and the redemption occurs within 180 days after the closing of the related Equity Offering.

(c) At any time prior to March 15, 2018, the Company may, at the Company’s option, redeem all, or, from time to time, a part of the Notes at, upon notice as described in Section 11.03, at a Redemption Price equal to the greater of: 100% of the principal amount of the Notes to be redeemed; and the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the Redemption Date) on the notes discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, on the principal amount of Notes being redeemed to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(d) In addition to the Company’s rights to redeem the Notes as set forth above and in Section 4.07, the Company may at any time, and from time to time, purchase Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, subject to compliance with applicable securities laws.

(e) In certain circumstances, the Company will have the option to redeem all notes that remain outstanding following a Change of Control Offer.

SECTION 11.08. Mandatory Redemption.

The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE TWELVE

SUBSIDIARY GUARANTEES

SECTION 12.01. Guarantee. Subject to this Article Twelve, each of the Guarantors hereby agrees, jointly and severally, to unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise, and (b) all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be fully and punctually performed within the grace period set forth in Section 6.01(c), if applicable. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

As used in this Section 12.01, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

SECTION 12.02. Limitation on Guarantor Liability. Each Guarantor and, by its acceptance of Notes, each Holder hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any federal or state bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited so that, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Twelve, will not result in the obligations of such Guarantor under its Subsidiary Guarantee constituting a fraudulent transfer or conveyance.

SECTION 12.03. Execution and Delivery of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 12.01, each Guarantor hereby agrees that the Notes shall bear a notation substantially in the form annexed hereto as Exhibit D stating that such Notes are guaranteed by the Guarantors in accordance with this Article Twelve and may be released upon the terms and conditions set forth in this Indenture.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, such Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Guarantors.

In the event that a Subsidiary of the Company (other than a Guarantor) becomes a guarantor under the Senior Credit Agreement subsequent to the date of this Indenture, the Company shall cause such Subsidiary to become a Guarantor and to execute a supplemental indenture to this Indenture substantially in the form annexed hereto as Exhibit E and Subsidiary Guarantee within 10 Business Days of the date when such event occurs.

SECTION 12.04. Guarantors May Consolidate, etc. on Certain Terms. Except as otherwise provided in Section 12.05, no Guarantor may consolidate with or merge with or into (unless such Guarantor is the surviving Person) another Person unless:

(a) subject to Section 12.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all of the obligations of such Guarantor under the Notes and this Indenture, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, on the terms set forth herein or therein; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; provided, however, that this requirement shall not apply to any consolidation or merger of a Guarantor with or into the Company or another Guarantor.

In case of any such consolidation or merger, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor and such predecessor Guarantor shall be discharged from its obligations under the Notes and this Indenture.

Except as set forth in Articles Four and Five, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 12.05. Release. To the extent that a Guarantor is released as a guarantor under the Senior Credit Agreement or the Senior Credit Agreement is refinanced without such Guarantor being a guarantor under the new credit facility, or in the event the Senior Credit Agreement is otherwise terminated, then such Guarantor (in the event of a termination of the Senior Credit Agreement, all Guarantors) will be automatically and unconditionally released and discharged of any obligations under its Subsidiary Guarantee, without the consent of any Holder, to the same extent that such Guarantor was released and relieved of any obligations under the Senior Credit Agreement. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such release has occurred in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of the principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Twelve.

SECTION 12.06. Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture, that it has received adequate value and fair consideration and that the Guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by facsimile transmission addressed as follows:

if to the Company and/or any Guarantor:

Dean Foods Company

2711 North Haskell Avenue

Suite 3400

Dallas, TX 75204

Telephone: (214) 303-3400

Fax: (214) 303-3499

Attention: Treasurer

if to the Trustee:

601 Travis Street, 17th Floor

Houston, Texas 77002

Fax: 713-483-6954

Attention: Corporate Trust Administration

The Company, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: as of the date so delivered if delivered electronically, in PDF format; at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be sent electronically, mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 13.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

SECTION 13.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.04. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.05. Payment Date Other Than a Business Day. If any Interest Payment Date or the Maturity Date shall not be a Business Day, then payment of principal of or interest on the Notes will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date to the date of such payment on the next succeeding Business Day.

SECTION 13.06. Governing Law. This Indenture, the Notes and the Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York. The Trustee, the Company, each of the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

SECTION 13.07. Waiver of Jury Trial.

EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.09. No Recourse Against Others. No recourse for the payment of the principal of, or interest on, any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor contained in this Indenture or in any of the Notes, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, incorporator, member, partner or stockholder, as such, of the Company or any Guarantor or of any successor Person, either directly or through the Company or any Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

SECTION 13.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 12.05.

SECTION 13.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.12. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.13. Table of Contents, Headings, Etc. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

SECTION 13.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 13.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.16. USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

SECTION 13.17. Tax Matters.

The Company hereby covenants with the Trustee that it will provide the Trustee with sufficient information of the Company so as to enable the Trustee to determine whether any payments to be made by it pursuant to the Indenture are withholdable payments as defined in section 1473(1) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise defined in Sections 1471 through 1474 of the Code and in regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

[Signatures on following pages]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

DEAN FOODS COMPANY

By:	/s/ Chris Bellairs
	Name:	Chris Bellairs
	Title:	Executive Vice President and Chief Financial Officer

ALTA-DENA CERTIFIED DAIRY, LLC
BERKELEY FARMS, LLC
COUNTRY FRESH, LLC
DEAN DAIRY HOLDINGS, LLC
DEAN EAST, LLC
DEAN EAST II, LLC
DEAN FOODS NORTH CENTRAL, LLC
DEAN FOODS OF WISCONSIN, LLC
DEAN HOLDING COMPANY
DEAN INTELLECTUAL PROPERTY SERVICES II, INC.
DEAN MANAGEMENT, LLC
DEAN TRANSPORTATION, INC.
DEAN SERVICES, LLC
DEAN WEST, LLC
DEAN WEST II, LLC
FRESH DAIRY DELIVERY, LLC
GANDY’S DAIRIES, LLC
GARELICK FARMS, LLC
MAYFIELD DAIRY FARMS, LLC
MIDWEST ICE CREAM COMPANY, LLC
MODEL DAIRY, LLC
REITER DAIRY, LLC
SAMPSON VENTURES, LLC
SHENANDOAH’S PRIDE, LLC
SOUTHERN FOODS GROUP, LLC
SUIZA DAIRY GROUP, LLC
TUSCAN/LEHIGH DAIRIES, INC.
VERIFINE DAIRY PRODUCTS OF SHEBOYGAN, LLC

By:	/s/ Chris Bellairs
Name:	Chris Bellairs
Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Jonathan Glover
	Name:	Jonathan Glover
	Title:	Vice President

EXHIBIT A

FORM OF GLOBAL NOTE

[FACE OF NOTE]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the IAI Note Legend, if applicable, pursuant to the provisions of the Indenture]

DEAN FOODS COMPANY

[RULE 144A][REGULATION S] GLOBAL NOTE

6.500% Senior Notes due 2023

CUSIP: [            ]

ISIN: [            ]

No. [ ]	Principal Amount: $[ ]

Dean Foods Company, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [                    ] ($[        ]) (as such sum may be increased or decreased as reflected on the Schedule of Exchanges of Interests in the Global Note attached hereto) on March 15, 2023, and to pay interest thereon from February 25, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing September 15, 2015 at the rate of 6.500% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

The Company will pay principal and, as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder’s registered address (as reflected in the Note Register). If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Interest Payment Date or Maturity Date to the date of such payment on the next succeeding Business Day.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

DEAN FOODS COMPANY

By:
Name:
Title:

Dated: [                    ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

By:
Authorized Signatory

Dated: [                    ]

[REVERSE SIDE OF NOTE]

DEAN FOODS COMPANY

6.500% Senior Notes due 2023

1.	Indenture.

This Note is one of a duly authorized issue of Notes of the Company designated as its 6.500% Senior Notes due 2023 (the “Notes”) issued under and subject to the terms of an indenture dated as of February 25, 2015 (the “Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. In the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are general unsecured senior obligations of the Company.

The Company, subject to the terms of the Indenture and applicable law, may create and issue an unlimited amount of Additional Notes ranking pari passu with the Notes. Subject to the terms of the Indenture, any Additional Notes will be treated as a single series with this Note for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

2.	Depositary, Paying Agent, Calculation Agent and Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary and the Trustee to act as Registrar, Paying Agent, authenticating agent and Custodian. The Company may change any Registrar, Paying Agent, authenticating agent or Custodian without notice to any Holder. The Company, any Subsidiary or any Affiliate of any of them may act as Registrar or Paying Agent or agent for service of notice and demands.

3.	Redemption.

On and after March 15, 2018, the Company may, at the Company’s option, from time to time, redeem some or all of the Notes, upon notice as described below and in the Indenture, at the Redemption Prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest, if any, on the Notes, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2018	104.875%
2019	103.250%
2020	101.625%
2021 and thereafter	100.000%

At any time prior to March 15, 2018, the Company may, at the Company’s option, on any one or more occasions, upon notice as described below and in the Indenture, redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings at a Redemption Price of 106.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 60% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after each such redemption; and the redemption occurs within 180 days after the closing of the related Equity Offering.

At any time prior to March 15, 2018, the Company may, at the Company’s option, redeem all, or, from time to time, a part of, the Notes upon notice as described below, at a Redemption Price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the Redemption Date) on the Notes discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, on the principal amount of Notes being redeemed to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent.

In addition to the Company’s rights to redeem the Notes as set forth above, the Company may at any time, and from time to time, purchase Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, subject to compliance with applicable securities laws.

In certain circumstances, the Company will have the option to redeem all Notes that remain outstanding following a Change of Control Offer.

In the case of any redemption at the Company’s option as described above, at least 30 days but not more than 60 days before a Redemption Date, the Company will mail or cause to be mailed, by first class mail, or send or cause to be sent electronically if the Notes are held by DTC, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that notices may be sent more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to the terms of the Indenture.

The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

4.	Holders’ Repurchase Option Following Change of Control.

Except as described in the Indenture, if a Change of Control occurs, each Holder of the Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, to, but excluding, the repurchase date specified by the Company in the notice referenced below (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Except as described in the Indenture, within 30 days following any Change of Control, in advance of a Change of Control, the Company shall send a notice to each Holder of the Notes setting forth, among other things, the procedures governing the Change of Control Offer as required by the Indenture.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described in the Indenture, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a Redemption Price in cash equal to the applicable Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest to, but excluding, the Redemption Date.

5.	Subsidiary Guarantees.

Each of the Guarantors have, jointly and severally, unconditionally guaranteed the due and punctual payment of the principal of and interest on the Notes when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise in the manner and to the extent set forth in the Indenture. The Subsidiary Guarantees will irrevocably terminate upon the terms and conditions set forth in the Indenture.

6.	Denominations; Transfer; Exchange.

The Notes are in registered form without coupons and only in denominations of $2,000 in principal amount and any integral multiple of $1,000 in excess thereof, and are payable in U.S. dollars. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Company or the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or as set forth in the Indenture.

7.	Persons Deemed Owners.

The registered Holder shall be treated as the owner of a Note for all purposes. So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by this Note for all purposes under the Indenture.

8.	Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company or the Guarantors, as the case may be, for payment as general creditors, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease. In no event will interest accrue on such unclaimed monies.

9.	Discharge Prior to Maturity.

In accordance with the terms of the Indenture, if the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, funds (including money, Government Obligations or any combination of the foregoing) in amounts as will be sufficient in the good faith opinion of the Company without consideration of any reinvestment of any interest thereon, to pay and discharge the entire indebtedness on such Notes not already delivered to the Trustee for cancellation, for principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be (a) the Company will be discharged from the Notes and the Indenture, except in certain circumstances for certain provisions thereof, and (b) the Company will be discharged from certain covenants set forth in the Indenture.

10.	Amendment; Supplement; Waiver.

The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

11.	Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Company and its Consolidated Subsidiaries, among other things, to (a) create liens upon any Principal Property, (b) engage in Sale and Leaseback Transactions or (c) merge, consolidate, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole. On or before a date not more than 120 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers’ Certificate stating whether or not the signers thereof have knowledge of any Default or Event of Default under the Indenture.

12.	Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

13.	Defaults and Remedies.

The Events of Default with respect to Notes are defined in Section 6.01 of the Indenture. If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

14.	Defeasance.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

15.	Trustee Dealings with the Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, any Guarantor or their respective Affiliates and may otherwise deal with the Company, any Guarantor or their respective Affiliates as if it were not the Trustee.

16.	No Recourse Against Others.

No recourse for the payment of the principal of, or interest on, any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor contained in this Indenture or in any of the Notes, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, incorporator, member, partner or stockholder, as such, of the Company or any Guarantor or of any successor Person, either directly or through the Company or any Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

17.	Authentication.

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN NET (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUTS (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19.	Governing Law.

This Note, the Indenture and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York. The Trustee, the Company, each of the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

20.	CUSIP/ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Dean Foods Company, 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204; Attention: Treasurer.

ASSIGNMENT FORM

I or we assign and transfer this Note to:

Insert social security or other identifying number of assignee

Print or type name, address and zip code of assignee

and irrevocably appoint                     , as agent, to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Date:

Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[For Definitive Notes only]

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 of the Indenture, check the following box:   ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 of the Indenture, state the principal amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Dean Foods Company

2711 North Haskell Avenue

Suite 3400

Dallas, TX 75204

Attention: General Counsel

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 17th Floor

Houston, Texas 77002

Attention: Corporate Trust Administration

Re: 6.500% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of February 25, 2015 (the “Indenture”), among Dean Foods Company, a Delaware corporation, the Guarantors party thereto and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and the Indenture and the Securities Act.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B-1 to the Indenture, and (2) an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Notes and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

5. ☐ CHECK IF TRANSFEROR IS AN AFFILIATE OF THE COMPANY.

6. ☐ CHECK IF TRANSFEREE IS AN AFFILIATE OF THE COMPANY.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]); or

(ii)	☐ Regulation S Global Note (CUSIP [ ]); or

(iii)	☐ IAI Global Note (CUSIP [ ]); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]); or

(ii)	☐ Regulation S Global Note (CUSIP [ ]); or

(iii)	☐ IAI Global Note (CUSIP [ ]); or

(iv)	☐ Unrestricted Global Note (CUSIP [ ]); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT B-1

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Dean Foods Company

2711 North Haskell Avenue

Suite 3400

Dallas, TX 75204

Attention: General Counsel

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 17th Floor

Houston, Texas 77002

Attention: Corporate Trust Administration

Re: 6.500% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of February 25, 2015 (the “Indenture”), among Dean Foods Company, a Delaware corporation, the Guarantors named party thereto and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of [Definitive/Global] Note, we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand and acknowledge that the offer and sale of the Notes have not been and will not be registered under the Securities Act or any other applicable securities laws, and that the Notes and any interest therein may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom and, in each case, as permitted in the following sentence. We agree, on our own behalf and on behalf of any investor account for which we are acting as hereinafter stated, that we will offer, sell or otherwise transfer the Notes or any interest therein only (A) to the Company or any of its subsidiaries, (B) for so long as the notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person that it reasonably believes is a “qualified institutional buyer” (as defined therein) that purchases for its own account or for the account of a “qualified institutional buyer” to which notice is given that the transfer is being made in reliance on Rule 144A, (C) pursuant to offers and sales to non-U.S. persons that occur outside the United States in accordance with Regulation S under the Securities Act and in accordance with the laws applicable to it in the jurisdiction in which such purchase is made, (D) to an institutional “accredited investor” (within the meaning of Regulation D promulgated under the Securities Act) that is acquiring the notes for its own account, or for the

B1-1

account of such an institutional accredited investor, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an opinion of counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (E) pursuant to a registration statement that has been declared effective under the Securities Act, (F) in accordance with Rule 144 under the Securities Act or (G) pursuant to any other available exemption from the registration requirements of the Securities Act, subject, in each of the foregoing cases, to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and, in each case, in compliance with applicable securities laws of any U.S. state or any other applicable jurisdiction, and we further agree to provide to any Person purchasing the Note from us in a transaction meeting the requirements of clauses (A) through (G) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

B1-2

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Dean Foods Company

2711 North Haskell Avenue

Suite 3400

Dallas, TX 75204

Attention: General Counsel

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 17th Floor

Houston, Texas 77002

Attention: Corporate Trust Administration

Re: 6.500% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of February 25, 2015 (the “Indenture”), among Dean Foods Company, a Delaware corporation, the Guarantors named party thereto and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive

Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the

Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [    ] 144A Global Note [    ] Regulation S Global Note [    ] IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

3) ☐ CHECK IF OWNER IS AN AFFILIATE OF THE COMPANY.

4) ☐ CHECK IF OWNER IS EXCHANGING THIS NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE COMPANY.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated                     .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

Form of Notation of Subsidiary Guarantee

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 25, 2015 (the “Indenture”) by and among the Company, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of and interest on the Notes when due, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise, and (b) the full and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes within the grace period set forth in Section 6.01(c) of the Indenture, if applicable. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee, including provisions relating to the release or termination of the Subsidiary Guarantee(s). Each Holder of Notes, by accepting the same, agrees to and shall be bound by such provisions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture.

[GUARANTOR]

By:
Name:
Title:

Dated: February 25, 2015

D-1

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

THIS SUPPLEMENTAL INDENTURE, dated as of                      (this “Supplemental Indenture”), among DEAN FOODS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), EACH OF THE ADDITIONAL GUARANTORS PARTY HERETO and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company, the Guarantors (as defined in the Indenture referred to below) and the Trustee are parties to an Indenture, dated as of February 25, 2015 (the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 6.500% Senior Notes due 2023 (the “Notes”);

WHEREAS, the following direct and indirect subsidiaries of the Company have become guarantors under the Senior Credit Agreement: [                    ] (collectively, the “Additional Guarantors”);

WHEREAS, the Indenture provides that the Additional Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantors shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture;

WHEREAS, Section 9.01 of the Indenture contemplates the execution of supplemental indentures without the consent of the Holders of the Notes for the purposes stated herein;

WHEREAS, in connection herewith, each of the Additional Guarantors have executed and delivered a Subsidiary Guarantee pursuant to Section 12.03 of the Indenture;

WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join in the execution and delivery of this Supplemental Indenture as permitted by Section 9.01 of the Indenture to allow any Guarantor to execute a supplemental indenture in respect of a Subsidiary Guarantee;

WHEREAS, all conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument against the Company and the Additional Guarantors in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

ADDITIONAL GUARANTOR GUARANTEES

Section 1.01 Additional Guarantor Guarantees. Subject to the provisions of Article Twelve of the Indenture, which provisions are incorporated herein by reference, each of the Additional Guarantors hereby agrees, on a joint and several basis with all the existing Guarantors, to unconditionally guarantee, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture or this Supplemental Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the due and punctual payment of the principal of and interest on the Notes when due, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise, and (b) the full and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes within the grace period set forth in Section 6.01(c) of the Indenture, if applicable. The obligations of the Additional Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee, including provisions relating to the release or termination of the Subsidiary Guarantee(s).

Section 1.02 Benefits Acknowledged. Each Additional Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture, that it has received adequate value and fair consideration and that the Guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

ARTICLE II

MISCELLANEOUS

Section 2.01 Integral Part; Effect of Supplement on Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. Except for the amendments and supplements made by this Supplemental Indenture, the Indenture shall remain in full force and effect as executed.

Section 2.02 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.03 Adoption, Ratification and Confirmation. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 2.04 Trustee Not Responsible for Recitals. The recitals in this Supplemental Indenture are made by the Company and the Additional Guarantors, and the Trustee assumes no responsibility for the correctness of such recitals. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.05 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 2.06 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. The Trustee, the Company, each of the Additional Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

Section 2.07 Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 2.08 Notices. Unless otherwise provided by notice to the Trustee, all notices and other communications to the Additional Guarantors shall be given as provided in the Indenture to the Additional Guarantors, at the address of the Company as provided in the Indenture for notices to the Company.

Section 2.09 No Recourse Against Others. No recourse for the payment of the principal of, or interest on, any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor (including any Additional Guarantor) contained in the Indenture, this Supplemental Indenture or in any of the Notes, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, incorporator, member, partner or stockholder, as such, of the Company or any Guarantor (including any Additional Guarantor) or of any successor Person, either directly or through the Company or any Guarantor (including any Additional Guarantor) or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture, this Supplemental Indenture and the issue of the Notes.

IN WITNESS WHEREOF, the Company, the Guarantors and the Trustee have executed this Supplemental Indenture as of the date first above written.

DEAN FOODS COMPANY

By:
Name:
Title:

[ADDITIONAL GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF GUARANTORS

ALTA-DENA CERTIFIED DAIRY, LLC

BERKELEY FARMS, LLC

COUNTRY FRESH, LLC

DEAN DAIRY HOLDINGS, LLC

DEAN EAST, LLC

DEAN EAST II, LLC

DEAN FOODS NORTH CENTRAL, LLC

DEAN FOODS OF WISCONSIN, LLC

DEAN HOLDING COMPANY

DEAN INTELLECTUAL PROPERTY SERVICES II, INC.

DEAN MANAGEMENT, LLC

DEAN TRANSPORTATION, INC.

DEAN SERVICES, LLC

DEAN WEST, LLC

DEAN WEST II, LLC

FRESH DAIRY DELIVERY, LLC

GANDY’S DAIRIES, LLC

GARELICK FARMS, LLC

MAYFIELD DAIRY FARMS, LLC

MIDWEST ICE CREAM COMPANY, LLC

MODEL DAIRY, LLC

REITER DAIRY, LLC

SAMPSON VENTURES, LLC

SHENANDOAH’S PRIDE, LLC

SOUTHERN FOODS GROUP, LLC

SUIZA DAIRY GROUP, LLC

TUSCAN/LEHIGH DAIRIES, INC.

VERIFINE DAIRY PRODUCTS OF SHEBOYGAN, LLC

S-1